UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

JUNE 25, 2007 (JUNE 19, 2007) Date of Report (Date of earliest event reported)

INTELSAT, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-50262	98-0346003
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road,
Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 294-1650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER ITEMS.

On June 19, 2007, the parent company of the registrant, Intelsat Holdings, Ltd. (“Holdings”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), dated as of June 19, 2007, with Serafina Holdings Limited (“Parent”), Serafina Acquisition Limited, a wholly owned subsidiary of Parent (“Buyer”), and certain shareholders of Holdings. Parent and Buyer are affiliates of funds advised by BC Partners.

The Share Purchase Agreement provides for the acquisition of Holdings shares by Buyer and Parent for consideration consisting of cash and Parent stock. Current shareholders of Holdings are expected to receive upon closing approximately $4.6 billion in cash and approximately $411 million in value of Parent stock and options (representing approximately 27% of the fully diluted equity of Parent as of the closing) as consideration for their Holdings shares, subject to certain closing adjustments.

The consummation of the transaction is subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of approvals from the Federal Communications Commission and under Section 721 of the Defense Production Act of 1950, as amended, and is expected to occur within six to nine months. Holdings has agreed to use reasonable best efforts to obtain the prompt termination of such waiting period and to diligently prosecute applications and address objections in connection with such approvals, subject to certain limitations.

The Share Purchase Agreement contains a “non-solicitation” provision pursuant to which Holdings and its affiliates and representatives are restricted from initiating or soliciting any acquisition proposals with respect to Holdings and from engaging in negotiations or discussions concerning, or providing any confidential information to any person with respect to, the acquisition of Holdings, except in certain circumstances.

Holdings and the shareholder parties to the Share Purchase Agreement have made certain customary representations and warranties in the Share Purchase Agreement to Parent and Buyer, and Holdings has agreed to certain covenants, including, among others, covenants regarding operation of the business of Holdings and its subsidiaries prior to the consummation of the transaction. Holdings may be liable to Buyer and Parent in the event of certain breaches of such representations, warranties and covenants up to a maximum liability of $250 million.

Buyer has informed Holdings that Parent and Buyer have received equity commitments in the amount of $1.1 billion in cash, and that Buyer has obtained debt financing commitments in the amount of approximately $5.11 billion, the proceeds of which will be used to fund the cash portion of the transaction, repay certain indebtedness of the registrant and its subsidiaries and pay certain transaction fees and expenses. The funding of the commitments is subject to certain conditions, including satisfaction of the conditions to the transaction. The debt commitments contemplate that, immediately following the transaction, the registrant's subsidiary Intelsat (Bermuda), Ltd. (“Intelsat Bermuda”) will transfer substantially all of its assets to a new wholly owned subsidiary, and that subsidiary will assume substantially all of the liabilities (including all existing indebtedness) of Intelsat Bermuda. It is currently expected that Intelsat Bermuda will then assume the new indebtedness issued by Parent or Buyer in connection with the transaction in the amount of approximately $5.11 billion. Buyer has also informed Holdings that it expects that, in connection with the transaction, approximately $860 million of the Floating Rate Notes due 2013 and the Floating Rate Notes due 2015 of Intelsat Bermuda will be retired or defeased and the $400 million 5.25% Senior Notes due 2008 of the registrant will be retired or defeased. The transaction is expected to result in a “change of control” under the various indentures and credit agreements governing the indebtedness of the registrant and its subsidiaries that contain “change of control” provisions. Buyer has informed Holdings that it has obtained debt financing commitments to backstop all indebtedness of the registrant and its subsidiaries that may be subject to such a “change of control” provision. As a result of the anticipated financings, the registrant’s total indebtedness is expected to increase by approximately $3.85 billion at closing. All indebtedness of the registrant and its subsidiaries not otherwise refinanced or repaid will remain outstanding.

The foregoing summary of the Share Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Purchase Agreement attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The Share Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Holdings, its shareholders, the registrant, Parent, Buyer or their respective subsidiaries and affiliates. The Share Purchase Agreement contains representations and warranties by Holdings and its shareholders, on the one hand, and by Parent and Buyer, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule delivered in connection with the signing of the Share Purchase Agreement. The disclosure schedule contains information that has been included in the registrant’s general prior public disclosures, as well as potential additional non-public information, including information related to entities other than the registrant. While the registrant does not believe that the disclosure schedule contains information required to be publicly disclosed under the securities laws other than information that has already been so disclosed, the disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Share Purchase Agreement. Moreover, certain representations and warranties in the Share Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from that which might be viewed as material to shareholders or other security holders, or may have been used for the purpose of allocating risk between Holdings and its shareholders, on the one hand, and Parent and Buyer, on the other hand. Accordingly, the representations and warranties in the Share Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about Holdings, its shareholders, the registrant, Parent or Buyer at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the registrant’s public disclosures.

This communication may contain, among other things, certain statements of a forward-looking nature. Such statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Share Purchase Agreement; (2) the inability to consummate the transaction due to the failure to obtain regulatory approvals or the failure to satisfy other conditions; (3) the failure of Parent and Buyer to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the transaction; (4) risks that the proposed transaction disrupts current plans and operations of the registrant and the potential difficulties in employee retention as a result of the transaction; and (5) other factors described in the registrant’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q, and 8-K. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the registrant’s ability to control or predict. The registrant undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

On June 19, 2007, the registrant issued a press release related to these matters entitled “Intelsat to Be Acquired by BC Partners.” A copy of such press release is furnished as Exhibit 99.2 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

 (c) Exhibits

    The following exhibits are filed herewith:

EXHIBIT

NO.       DESCRIPTION OF EXHIBIT

99.1	Share Purchase Agreement, dated as of June 19, 2007, by and among Intelsat Holdings, Ltd., Serafina Holdings Limited, Serafina Acquisition Limited and certain shareholders of Intelsat Holdings, Ltd.

99.2	Press Release, dated June 19, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2007

INTELSAT, LTD.

By: /s/ Phillip L. Spector

Phillip L. Spector
Executive Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION OF EXHIBIT

99.1	Share Purchase Agreement, dated as of June 19, 2007, by and among Intelsat Holdings, Ltd., Serafina Holdings Limited, Serafina Acquisition Limited and certain shareholders of Intelsat Holdings, Ltd.

99.2	Press Release, dated June 19, 2007.